    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1995

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               BMC SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7274                   74-21226120
 (State or other jurisdiction    (Primary Standard Industrial     (I.R.S. Employer
      of incorporation or        Classification Code Number)   Identification Number)
         organization)

                            2101 CITY WEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                M. BRINKLEY MORSE                             Copies of all communications,
         VICE PRESIDENT, GENERAL COUNSEL                 including all communications sent to the
                  AND SECRETARY                           agent for service, should be sent to:
             2101 CITY WEST BOULEVARD                                 JOHN S. WATSON
            HOUSTON, TEXAS 77042-2827                             VINSON & ELKINS L.L.P.
                  (713) 918-8800                                  2300 FIRST CITY TOWER
(Name, address, including zip code, and telephone                      1001 FANNIN
number, including area code, of agent for service)              HOUSTON, TEXAS 77002-6760
                                                                      (713) 758-2222

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS OF                 AMOUNT              PROPOSED             PROPOSED             AMOUNT OF
           SECURITIES TO BE                     TO BE          MAXIMUM OFFERING     MAXIMUM AGGREGATE      REGISTRATION
              REGISTERED                     REGISTERED       PRICE PER SHARE (1)  OFFERING PRICE (1)           FEE
Common Stock, par value $.01(2)........        396,169              $35.88             $14,214,544            $4,902

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.

(2) Each share of Common Stock includes Rights under the Company's Rights Agreement, which Rights are attached to and trade with the Common Stock of the Company.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               BMC SOFTWARE, INC.
                             CROSS REFERENCE SHEET

ITEM OF FORM S-3                                                                LOCATION IN PROSPECTUS
-------------------------------------------------------------  --------------------------------------------------------

       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus...................  Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Inside Front and Outside Back Cover Pages; Available
                                                                Information; Incorporation of Certain Information by
                                                                Reference
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges and Other
            Information......................................  Cover Page; The Company; Incorporation of Certain
                                                                Information by Reference*
       4.  Use of Proceeds...................................  Use of Proceeds
       5.  Determination of Offering Price...................                             *
       6.  Dilution..........................................                             *
       7.  Selling Security Holders..........................  Selling Stockholders
       8.  Plan of Distribution..............................  Outside Front Cover of Prospectus
       9.  Description of Securities to be Registered........                             *
      10.  Interests of Named Experts and Counsel............  Legal Matters; Experts
      11.  Material Changes..................................                             *
      12.  Incorporation of Certain Information by
            Reference........................................  Incorporation of Certain Information by Reference
      13.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...                             *

------------------------
* Not applicable or answer is negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1995

PROSPECTUS

                                 396,169 SHARES

                                     [LOGO]

                               BMC SOFTWARE, INC.

                 396,169 SHARES OF COMMON STOCK, $.01 PAR VALUE

                             ---------------------

    All of the shares of Common Stock offered hereby are being sold by certain stockholders (the "Selling Stockholders") of the Company. See "Selling Stockholders." The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

    The Common Stock is quoted on the NASDAQ National Market under the Symbol "BMCS." On November , 1995, the last reported sales price for the Common Stock on the NASDAQ National Market was $ per share. The shares of Common Stock offered hereby may be sold from time to time in ordinary brokerage transactions on the NASDAQ National Market, in the over-the-counter market or in privately negotiated transactions, through agents or directly to one or more purchasers, at the prevailing market price, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock offered hereby to or through agents, underwriters or registered broker-dealers, and such persons may require compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser of such shares of Common Stock.

    All expenses of registration incurred in connection with the shares of Common Stock offered hereby will be paid by the Company. All selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities under the Securities Act of 1933, as amended.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
            COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1995

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

    The Common Stock is traded on the NASDAQ National Market and such reports, proxy and information statements and other information concerning the Company are available at the offices of the NASDAQ located at 1735 K Street, N.W., Washington, D.C. 20006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents previously filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; (iii) The Company's Current Report on Form 8-K dated October 6, 1995; and (iv) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 25, 1988.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Office of the Corporate Secretary, BMC Software, Inc., 2101 City West Boulevard, Houston, Texas 77042-2827 (Telephone number (713) 918-8800).

                                  THE COMPANY

    BMC's principal executive offices are located at 2101 City West Boulevard, Houston, Texas 77042-2827, and its telephone number at such address is (713) 918-8800.

                                USE OF PROCEEDS

    All proceeds from the sale of shares of Common Stock offered hereby will go to the Selling Stockholders. The Company will not receive any consideration for the shares of the Common Stock registered hereunder.

                              SELLING STOCKHOLDERS

    The following table sets forth the names of and number of shares of Common Stock held as of the date of this Prospectus that are registered hereunder:

NAME                                                               NUMBER OF SHARES
-----------------------------------------------------------------  -----------------
Amir Moussavian                                                           151,783
Novus Ventures                                                             62,081
Colin Cooper                                                               34,689
Bob Brown                                                                  25,419
Scott Neill                                                                23,711
Howard Grannick                                                            22,627
Dr. Farzan Alami-Rad                                                       16,746
Amy Fei                                                                    15,284
Mike Price                                                                 12,418
George Bragg                                                                8,277
Maria Angelini                                                              5,980
Deborah Allen                                                               3,956
Bill Kennon                                                                 2,093
Nancy Wagner                                                                2,093
Dennis Morin                                                                2,069
Jay Kear                                                                    2,069
Robert Harbison                                                             1,655
Daniel Martin                                                                 755
Jeff Trenkle                                                                  653
Joseph Maffia                                                                 529
James McDonald                                                                334
Ruby Elam                                                                     271
Carl Lindberg                                                                 210
Roark Hennessy                                                                199
Robert Grissom                                                                139
Deborah Donatelli                                                             129

                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby has been passed upon for the Company by Vinson & Elkins L.L.P.

                                    EXPERTS

    The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY ANY SELLING STOCKHOLDER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES COVERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           1

Incorporation of Certain Information by
 Reference.....................................           1

The Company....................................           2

Use of Proceeds................................           2

Selling Stockholders...........................           2

Legal Matters..................................           2

Experts........................................           2

                                     [LOGO]

                               BMC SOFTWARE, INC.

                                 396,169 SHARES
                                  COMMON STOCK
                                ($.01 PAR VALUE)

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               NOVEMBER   , 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated fees and expenses payable by the Registrant in connection with the offering of the shares of Common Stock registered hereunder are as follows:

Securities and Exchange Commission registration fee...............  $   4,902
Printing fees and expenses........................................      5,000
Legal fees and expenses...........................................      5,000
Accounting fees and expenses......................................      3,000
Blue Sky fees and expenses........................................      5,000
Miscellaneous.....................................................      2,000
                                                                    ---------
  Total...........................................................  $  24,902
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, Article SEVENTH of the Company's Restated Certificate of Incorporation, Sections 1 and 2 of Article VI of the Company's bylaws, as amended, and indemnification agreements entered into by the Company with its directors provide for the indemnification of officers, directors, employees and agents under certain circumstances.

    Set forth below is Article SEVENTH of the Company's Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

           SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

       Set forth below are Sections 1 and 2 of Article VI of the Company's bylaws, as amended:

           SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the
       Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

           SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

    In addition, the Company has entered into indemnification agreements with its directors, pursuant to which the Company has agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

    The Company has also purchased liability insurance policies covering directors and officers of the Company.

ITEM 16.  EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith.

  EXHIBIT
  NUMBER                                                         DESCRIPTION
-----------             ----------------------------------------------------------------------------------------------
 4.1         --         Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the
                         Company's Registration Statement on Form S-1 (registration No. 33-22892) and incorporated herein by reference).
 4.2         --         Bylaws of the Company (filed with the Commission as Exhibit 3.2 to the Company's Registration
                         Statement on Form S-1 (registration No. 33-22892) and incorporated herein by reference).
 4.3         --         Rights Agreement dated as of May 8, 1995 between the Company and the Rights Agent named therein (filed with the Commission as Exhibit 1 to the Company's Current Report on Form 8-K
                         dated May 2, 1995 and incorporated herein by reference).
 5.1         --         Opinion of Vinson & Elkins L.L.P.
23.1         --         Consent of Arthur Andersen LLP
23.2         --         Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).
24.1         --         Powers of Attorney (included on the signature page to this Registration Statement).

FINANCIAL STATEMENT SCHEDULES:

    Not required.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required in Section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of November, 1995.

                                          BMC SOFTWARE, INC.

                                          By        /s/ MAX P. WATSON, JR.

                                             -----------------------------------
                                                     Max P. Watson, Jr.
                                             CHAIRMAN OF THE BOARD OF DIRECTORS,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Max P. Watson, Jr. and M. Brinkley Morse, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

                 SIGNATURES                                      TITLE                             DATE
---------------------------------------------  -----------------------------------------  -----------------------

               /s/ MAX P. WATSON, JR.          Chairman of the Board, President and
    ------------------------------------        Chief Executive Officer (Principal           November 9, 1995
             Max P. Watson, Jr.                 Exective Officer and Financial Officer)

                 /s/ JOHN W. BARTER
    ------------------------------------       Director                                      November 9, 1995
               John W. Barter

                 /s/ B. GARLAND CUPP
    ------------------------------------       Director                                      November 9, 1995
               B. Garland Cupp

                /s/ MELDON K. GAFNER
    ------------------------------------       Director                                      November 9, 1995
              Meldon K. Gafner

                     /s/ L.W. GRAY
    ------------------------------------       Director                                      November 9, 1995
                  L.W. Gray

               /s/ GEORGE F. RAYMOND
    ------------------------------------       Director                                      November 9, 1995
              George F. Raymond

  EXHIBIT
  NUMBER                                                      DESCRIPTION                                           LOCATION
-----------             ----------------------------------------------------------------------------------------  -------------
       4.1      --      Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to            I
                        the Company's Registration Statement on Form S-1 (registration No. 33-22892) and incorporated herein by reference).
       4.2      --      Bylaws of the Company (filed with the Commission as Exhibit 3.2 to the Company's                    I
                        Registration Statement on Form S-1 (registration No. 33-22892) and incorporated herein by reference).
       4.3      --      Rights Agreement dated as of May 8, 1995 between the Company and the Rights Agent named             I
                        therein (filed with the Commission as Exhibit 1 to the Company's Current Report on Form
                        8-K dated May 2, 1995 and incorporated herein by reference).
       5.1      --      Opinion of Vinson & Elkins L.L.P.                                                                   F
      23.1      --      Consent of Arthur Andersen LLP                                                                      F
      23.2      --      Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).                                       F
      24.1      --      Powers of Attorney (included on the signature page to this Registration Statement).                 F

------------------------
* "I" indicates that the exhibit is incorporated by reference herein. "F" indicates that the Exhibit is filed herewith.